Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any referenced schedules will be furnished to the SEC upon request.
FORM OF
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) is dated as of [●], 2021, between Ocwen Financial Corporation, a Florida corporation (the “Company”), Opps OCW Holdings, LLC, a Delaware limited liability company (“Opps OCW Holdings”) and ROF8 OCW MAV PT, LLC, a Delaware limited liability company (together with Opps OCW Holdings, the “Purchaser”). The Company and the Purchaser may be referred to herein as a “Party” or collectively as the “Parties.”
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
ARTICLE I.
DEFINITIONS
1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have meanings set forth in this Section 1.1:
“Commission” means the United States Securities and Exchange Commission.
“Convertible Securities” means any security convertible into or exchangeable for shares of Common Stock.
“Covered Securities” means all Equity Securities other than: (A) Excluded Securities; (B) shares of any class of capital stock of the Company issued on a pro rata basis to all holders of such class as a stock dividend or upon any stock split or other subdivision of shares of capital stock; and (C) shares of Common Stock issued pursuant to a bona fide underwritten public offering for cash or Convertible Securities or shares of Common Stock issuable upon exercise or conversion of Convertible Securities issued pursuant to a bona fide underwritten public offering (or Rule 144A offering) for cash.
“Equity Securities” means (A) all shares of capital stock of the Company, (B) all securities convertible into or exchangeable for shares of capital stock of the Company and (C) all options, warrants or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.
“Excluded Securities” means (a) any shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities issuable hereunder or upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are (x) issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, or (y) registered on a Form S-4 registration statement in connection with any any merger or business combination involving the Company, and in each case of clauses (x) or (y), that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
“NYSE” means the New York Stock Exchange.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.
“Related Agreement” means the Operating Agreement, Subservicing Agreement, Contribution Agreement, any Servicing Level Agreement, the Administrative Services Agreement and the Recapture Agreements, in each case as defined in the Transaction Agreement or the Operating Agreement.

ARTICLE II.
PURCHASE AND SALE
2.1 Closing.
(a)On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, the Company agrees to sell or issue, as applicable, and the Purchaser agrees to purchase or accept, as applicable: (a) [●]1 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a purchase price of $23.15 per Share, for an aggregate purchase price for the Shares of $[●] (the “Aggregate
1 Note to Draft: To be equal to up to 4.9% of outstanding common stock of Ocwen on the Closing Date. Agreement assumes simultaneous sign and close.

Purchase Price”);2 and (b) warrants (the “Warrants”) to purchase [●]3 shares of Common Stock issued in consideration of the transactions contemplated by that certain Transaction Agreement dated as of December 21, 2020, by and among OCW MAV Holdings, LLC, Oaktree Capital Management, L.P. and Ocwen Financial Corporation (the “Transaction Agreement”) and that certain Amended and Restated Limited Liability Company Agreement of MAV Canopy HoldCo I, LLC, dated as of [●], 2021, by and between OCW MAV Holdings, LLC and Ocwen Financial Corporation (the “Operating Agreement”). The Shares and the Warrants are hereinafter collectively called the “Securities.”
(b)On the Closing Date, the Company shall issue [●] Warrants in substantially the form attached hereto as Exhibit A. The shares of Common Stock shall be issuable upon exercise of the Warrants (“Warrant Shares”) (subject to adjustment as provided in such Warrants).
2.2 Deliveries.
(a)The completion of the purchase and sale of the Shares and the Warrants being purchased hereunder (the “Closing”) shall occur remotely via the exchange of documents and signatures on or prior to [●], 2021, promptly following the satisfaction of all conditions for Closing set forth below (the “Closing Conditions”), or on such later date or at such different location as the parties shall agree to in writing, but not prior to or later than the second business day after the date that the Closing Conditions have been satisfied or waived by the appropriate party (the “Closing Date”).
(b)At the Closing, the Purchaser shall deliver to an account designated by the Company, via wire transfer of immediately available funds, the Aggregate Purchase Price as set forth in Section 2.1(a) above, and the Company shall deliver to the Purchaser (or its designated custodian per its delivery instructions), (i) the Shares issuable to the Purchaser pursuant to this Agreement in electronic, book-entry form, registered in the name of the Purchaser, or confirmation of instruction given by the Company to American Stock Transfer & Trust Company, LLC, in its capacity as the Company’s transfer agent for the Common Stock (the “Transfer Agent”), to register the Shares in electronic, book-entry form with respect to, the number of Shares set forth in Section 2.1(a) above and bearing an appropriate legend referring to the fact that the shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof; and (ii) the Warrants in definitive, physical, certificated form, registered in the name of the Purchaser in substantially the form attached hereto as Exhibit A, representing the number of shares of Common Stock set forth in Section 2.1(a) above and bearing an appropriate legend referring to the fact that the Warrants were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof.
2.3ClosingConditions.
2 Note to Draft: To be equal to the product of the number of Shares multiplied by the per share price of $23.15, which represents the volume-weighted average price per share of the Company’s Common Stock for the last thirty (30) trading days ending on October 19, 2020, as reported by Bloomberg L.P.
3 Note to Draft: To be equal to 3% of outstanding common stock of Ocwen on the Closing Date.

(a)The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects on the Closing Date of the representations and warranties made by the Purchaser (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing;
(iii)receipt by the Company of a wire transfer to the account designated by the Company of same-day funds in the full amount of the Aggregate Purchase Price for the Shares and the Warrants being purchased or accepted, as applicable, hereunder;
(iv)receipt by the Company of an applicable IRS Form W-8 or W-9 from the Purchaser;
(v)receipt by the Company of the Registration Rights Agreement, dated as of the Closing Date, between the Company and the Purchaser, a form of which is attached hereto as Exhibit B (the “Registration Rights Agreement”), which shall have been duly executed by the Purchaser; and
(vi)the delivery by the Purchaser of this Agreement duly executed by the Purchaser.
(b)The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:
(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);
(ii)the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing;
(iii)receipt by the Purchaser of a legal opinion from Mayer Brown LLP, counsel to the Company addressed to the Purchaser and dated the Closing Date substantially in the form of Exhibit C-1 hereto;
(iv)receipt by the Purchaser of a legal opinion from in-house counsel to the Company addressed to the Purchaser and dated the Closing Date substantially in the form of Exhibit C-2 hereto;
(v)receipt by the Purchaser of the Registration Rights Agreement, which shall have been duly executed by the Company;

(vi)receipt by the Purchaser of a cross-receipt executed by the Company and delivered to the Purchaser certifying that it has received from the Purchaser an amount in cash equal to the Aggregate Purchase Price;
(vii)receipt by the Purchaser of (a) a copy of irrevocable instructions given by the Company to the Transfer Agent to register the Shares in electronic, book-entry form for delivery to the Purchaser pursuant to Section 2.2(b)(i) and (b) the Warrants, in definitive, physical, certificated form, issued in the name of the Purchaser, pursuant to Section 2.2(b)(ii); and
(viii)the delivery by the Company of this Agreement duly executed by the Company.
2.4 Purchase Price Allocation. The parties hereto agree to allocate the Aggregate Purchase Price among the Common Stock and the Warrants for U.S. federal and applicable state and local income tax purposes based on their respective fair market values based on a valuation as of the date hereof, which valuation shall be completed by the Company within thirty (30) calendar days of the date hereof; provided that the Company shall cooperate with the Purchaser and its affiliates in completing such valuation, including by allowing the Purchaser or any of its affiliates to review and comment on such valuation before it is finalized. The Purchaser and the Company shall prepare their respective U.S. federal and applicable state and local income tax returns in a manner consistent with the foregoing treatment.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as of the date of the Transaction Agreement and the Closing Date, unless otherwise specified:
(a)SEC Reports. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), since January 1, 2018. The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the date hereof), complied, and comply, in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)Subsidiaries. Each of the Company and each significant subsidiary (as defined in Section 5.18) of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), as set forth on Exhibit 21.1 of the Company’s most recent Annual Report, has been duly incorporated, formed or organized and is validly existing as a corporation, general or limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization with full power and authority to own its respective properties and to conduct its respective businesses except as described the SEC Reports, and, in the case of the Company, to execute and deliver this Agreement, the Warrants and the Registration Rights Agreement (collectively, the “Transaction Documents”), as applicable, and to consummate the transactions contemplated herein and therein.
(c)Qualification. Each of the Company and the Subsidiaries is duly qualified or licensed and in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or the performance by the Company of its obligations under this Agreement (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”).
(d)Compliance. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents (the “Organizational Documents”); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (each, a “Law”) applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(e)No Conflicts. The issuance and sale of the Securities, the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated herein and thereunder (including the issuance of the Warrant Shares upon any exercise of the Warrants, as applicable) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the Organizational Documents of the Company or any of its Subsidiaries or (iii) result in the violation of any Law to which the Company or a Subsidiary is subject, or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Warrants.
(f)Financial Statements. The consolidated financial statements, including the notes thereto, included in the SEC Reports (i) present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto in effect at the time of such filings; (iii) have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods covered and in accordance with Regulation S-X promulgated by the Commission; and (iv) all disclosures contained in the SEC Reports, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
(g)Capitalization. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and issued without violation of any statutory or contractual preemptive right or right of first refusal. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable securities thereof and, except as disclosed in the SEC Reports, all of the outstanding shares of capital stock, partnership interest or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company free and clear of liens except for such liens as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and except as disclosed in the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(h)Shares Authorized. The Shares have been duly and validly authorized for issuance and sale by the Company, and, when issued and delivered to the Purchaser against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to any statutory and contractual preemptive rights, first refusal rights or similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof other than the restrictions on ownership and transfer set forth in the Company’s charter or this Agreement.
(i)Warrant Shares Authorized. The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued upon exercise of the Warrants, in accordance with the terms of the Warrants, will be fully paid and nonassessable, and the issuance of the Warrant Shares will not be subject to any statutory or contractual preemptive right, right of first refusal or other similar rights; the Warrant Shares, when issued and delivered against payment therefor as provided in the Warrants will be free of any restriction upon the voting or transfer thereof other than the restrictions on ownership and transfer set forth in the Company’s charter, this Agreement or the Warrants.
(j)Filings, Consents and Approvals. No approval, authorization, consent or order of or filing, registration or qualification with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority, court, arbitral panel or agency (collectively, “Governmental Authority”) is required in connection with the execution, delivery and performance of the Transaction Documents by the Company, its consummation of the transactions contemplated herein or thereunder (including the Company’s sale and delivery of the Shares and the Company’s issuance of the Warrant Shares upon exercise of the Warrants), other than (i) the filings listed on Schedule 3.1(j), (ii) the filing with the Commission of SEC Reports, (iii) application(s) to NYSE for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) such filings as are required to be made under applicable state securities laws and (v) filing with the Commission, for its approval, of the registration statement pursuant to the Registration Rights Agreement. Except as provided in Section 3.2(n) of this Agreement or Section 1(f) of the Warrants, no stockholder approvals are required in connection with the issuance and sale of the Securities or the Warrant Shares upon exercise of the Warrants under the rules of the NYSE.
(k)Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(l)Accountants. Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the SEC Reports, is, and was during the periods covered by its reports, an independent registered public accounting firm as required by the Securities Act and the Exchange Act and is registered with the Public Company Accounting Oversight Board.
(m)Litigation. Except as described in the SEC Reports, since January 1, 2018, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries or any of their respective executive officers or directors in the performance of their duties to the Company or any Subsidiary, is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary or such executive officer or director, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the SEC Reports that are not so described in the SEC Reports and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the SEC Reports or described in the SEC Reports that are not so filed as exhibits to the SEC Reports or described in the SEC Reports.
(n)Insurance. Except as disclosed in the SEC Reports, the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary and prudent, and in the Company’s reasonable belief, are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business without significant increase in cost.

(o)Regulatory Permits. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Law and in connection with the issuance and sale of the Securities, the Warrant Shares to be issued upon exercise of the Warrants, or the consummation by the Company of the transactions contemplated hereby. Each of the Company and the Subsidiaries has obtained all necessary licenses, authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the SEC Reports, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is required by any applicable Law to obtain any additional accreditation or certification from any Governmental Authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the SEC Reports, except to the extent that any failure to have such accreditation or certification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company, nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the SEC Reports.
(p)Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially affect the value of such property or materially interfere with the current or contemplated use of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(q)Internal Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(r)Disclosure Controls. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the end of the period covered by the most recently filed periodic report under the Exchange Act, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.
(s)Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(t)Certain Fees. Except for the placement agent fees payable to Credit Suisse Securities (USA) LLC and Barclays Capital Inc. at the Closing Date, in their respective capacities as placement agents with respect to the issuance and the sale of the Securities, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated herein. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.
(u)Descriptions in SEC Reports. The Shares conform in all material respects to the descriptions thereof contained in the SEC Reports, this Agreement and the Warrants.
(v)Registration Rights. Except as disclosed in the SEC Reports and other than the Registration Rights Agreement, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to any registration statement or otherwise registered by the Company under the Securities Act, all of which registration or similar rights are fairly summarized in the SEC Reports.
(w)Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Company and the Subsidiaries has received and is in compliance with all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(x)No Changes From SEC Reports. Subsequent to the respective dates as of which information is given in the SEC Reports, and except as may be otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(y)Labor Relations. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
(z)Title to Intellectual Property. Except as disclosed in the SEC Reports or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to have a Material Adverse Effect.
(aa)Investment Company. Neither the Company nor any of its Subsidiaries is, and immediately after receipt of payment for the Securities, will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(bb)    No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company nor any Person acting on behalf of the Company has, directly or indirectly, sold or issued any securities, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of NYSE on which any of the securities of the Company are listed or designated.
(cc) Tax Status. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where the failure to pay or file such taxes would not have a Material Adverse Effect; and except as otherwise disclosed in the SEC Reports, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the

Company or any of its Subsidiaries or any of their respective properties or assets, except for any deficiency that would not have a Material Adverse Effect.
(dd) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any political parties or campaigns from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(ee) Money Laundering. The operations of the Company and its Subsidiaries are and since January 1, 2014 have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator in the United States or, to the knowledge of the Company, outside of the United States involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ff) No Registration. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement and the Purchaser’s compliance with its obligations set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under this Agreement and the Warrants.
(gg) Issued and Outstanding Shares. The issued and outstanding shares of Common Stock of the Company are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on NYSE under the symbol “OCN”. Except as disclosed in the Company’s filings with the Commission and except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no action, claim, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the Commission, respectively, to prohibit or terminate the listing of the Company’s Common Stock on NYSE or to deregister the Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.2 Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company, as of the date of the Transaction Agreement and the Closing Date, that:
(a)Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Securities; (ii) the Purchaser is acquiring the Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any Securities or any arrangement or understanding with any other persons regarding the distribution of any Securities (this representation and warranty does not limit the Purchaser’s right to sell in compliance with the Securities Act and the rules and regulations promulgated under the Exchange Act and the Securities Act (together, the “Rules and Regulations”); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Securities, nor will the Purchaser engage in any Short Sale (as defined below) that results in a disposition of any Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; and (iv) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them.
(b)Institutional Accredited Investor. At the time the Purchaser was offered the Securities, it was as of the date of the Transaction Agreement, and as of the date of this Agreement, it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
(c)Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.
(d)No Reliance. In making a decision to purchase the Securities, the Purchaser: (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; and (iii) confirms that it has undertaken an independent analysis of the merits and risks of an investment in the Company, based on the Purchaser’s own financial circumstances.

(e)Confidentiality. The Purchaser understands that this private placement is strictly confidential and proprietary to the Company. The Purchaser acknowledges that it is prohibited from reproducing or distributing the Transaction Documents, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Securities, and agrees to keep such information confidential. Further, the Purchaser understands that the existence and nature of all conversations regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information relating to this offering that constitutes material non-public information.
(f)Investment Decision. The Purchaser understand that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.
(g)Legend. The Purchaser understands that, until such time as the Securities and any Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and except if and to the extent otherwise provided below in this Section 3.2(g), the Securities and any Warrant Shares will bear a restrictive legend in substantially the following form:
“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
The Shares and Warrant Shares shall not be required to contain any legend (including the legend set forth above in this Section 3.2(g) hereof) while a registration statement covering the resale of such Shares and Warrant Shares is effective under the Securities Act. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder, provided that such legend is not required pursuant to the foregoing provisions of this paragraph.
(h)Stop Transfer. When issued, the Securities purchased hereunder and any Warrant Shares will be subject to a stop transfer order with the Transfer Agent that restricts the transfer of such shares except upon receipt by the Transfer Agent, of a written confirmation from the Purchaser to the effect that the Purchaser has satisfied its prospectus delivery requirements or upon receipt by the Transfer Agent of written instructions from the Company authorizing such transfer.
(i)Authority; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any applicable provision of the Organizational Documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any Law applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any Governmental Authority is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement by each of the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
(j)Certain Transactions. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
(k)Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
(l)Securities Law Restriction. The Purchaser hereby acknowledges that it has received and may remain in possession of material non-public information about the Company. The Purchaser further acknowledges that it and its representatives are aware that the U.S. securities laws prohibit any person who has material non-public information about an issuer from purchasing or selling, directly or indirectly, securities of such issuer (including entering into hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Purchaser hereby agrees that it will not use or knowingly permit any controlled affiliate to use any of the material non-public information about the Company in contravention of the U.S. securities laws, and the Purchaser will not purchase or sell the Company’s securities or any securities convertible into or exchangeable for any of the Company’s securities at any time that the Purchaser is in possession of material non-public information about the Company. Without limiting, in any way, the foregoing representation, acknowledgement and agreement by the Purchaser, from and after three months after the Closing Date, the Company agrees, to the extent not prohibited by federal securities laws, to notify the Purchaser of each “closing” and “opening date” under the Trading Window (as defined below), in each case, at least two business days prior to each such date, and at the Purchaser’s request, confirm to the Holder whether a Trading Window is open at such time. The term “Trading Window” means each period during which directors and executive officers of the Company are permitted to trade the securities of the Company under the insider trading policy or similar policy of the Company then in effect.
(m)Beneficial Ownership Limitation. The Purchaser represents and warrants on behalf of itself and all of its affiliates that assuming the accuracy of Section 3.1(g), as of the date hereof, the Purchaser, together with its affiliates, beneficially owns (as defined under Rule 13d-13 of the Exchange Act) less than 9.9% of the Common Stock issued and outstanding of the Company, and, after giving effect to the issuance and sale of the Shares and the conversion and issuance of Warrant Shares to be issued to the Purchaser upon full exercise of the Warrants, will beneficially own less than 9.9% of the Common Stock of the Company. Notwithstanding any other provision of this Agreement, without the prior written consent of the Company, the Purchaser shall not, and shall cause its affiliates to not, directly or indirectly (a) acquire, offer to acquire, solicit an offer to sell, own, or purchase, any Shares or Warrants which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Purchaser and its affiliates, would result in the beneficial ownership (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Purchaser of more than 9.9% of the then issued and outstanding shares of Common Stock of the Company, (b) make, or in any way participate, in any “solicitation” of “proxies” to vote (as such terms are used in the Exchange Act), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company; (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its securities or material assets; (d) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing; (e) otherwise act or seek to control or influence the management, Board of Directors or policies of the Company; or (f) take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (f) above.
(n)Issuance Cap. In addition to the limitations set forth in Section 3.2(n) hereof, and notwithstanding any other provision of this Agremeent, the Company shall not issue, the Purchaser shall not be entitled to receive, and the Purchaser shall not, and shall cause its Affiliates to not, directly or indirectly acquire, offer to acquire, solicit an offer to sell, own, or purchase, any Shares or Warrants which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Purchaser and its Affiliates, would result in the beneficial ownership (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Purchaser of more than 19.9% of the then issued and outstanding shares of Common Stock of the Company (the “Maximum Percentage”), unless shareholder approval is obtained in accordance with the listing rules of the NYSE or is otherwise permitted by the NYSE. In addition, unless such shareholder approval is obtained, the Company shall not issue, the Purchaser shall not be entitled to receive, and the Purchaser shall not, and shall cause its Affiliates to not, directly or indirectly acquire, offer to acquire, solicit an offer to sell, own, or purchase, any Shares or Warrants, in excess of the Maximum Percentage measured as of the day immediately preceding the Closing Date. The term “Affiliate” as used in Sections 3.2(m) and (n) of this Agreement means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, and any officers, employees or partners of the Purchaser. For the avoidance of doubt, for purposes of Sections 3.2(m) and (n) of this Agreement (i) Brookfield Asset Management Inc. together with its managed funds and accounts and affiliated holding companies and its Affiliates (collectively, “Brookfield”) shall be deemed “Affiliates” of the Purchaser, and (ii) Brookfield’s beneficial ownership of Common Stock shall be aggregated with the Purchaser’s or its Affiliates’ beneficial ownership of Common Stock. The foregoing shall not constitute an admission by the Purchaser to a third party that Brookfield is an Affiliate of the Purchaser or that Brookfield’s beneficial ownership of Common Stock should be aggregated with that of the Purchaser or its Affiliates for any purpose other than Sections 3.2(m) and (n) of this Agreement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1 Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, with a view to making available to the Purchaser the benefits of Rule 144 that may permit the Purchaser to sell the Shares to the public without registration, the Company covenants to:
(a)make and keep public information available, as those terms are understood and defined in Rule 144;
(b)timely file with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
(c)furnish to the Purchaser, promptly upon request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (z) such other information as may be necessary to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of NYSE such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
4.3 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or NYSE, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or NYSE regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).
4.4 Indemnification of Purchaser. Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents and each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur, insofar as any such losses arise out of or result from (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the Warrants or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated in this Agreement or in the Warrants. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
4.5 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on NYSE, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on NYSE and promptly secure the listing of all of the Shares and Warrant Shares on NYSE. The Company further agrees, if the Company applies to have the Common Stock traded on any trading market other than NYSE, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
4.6 Certain Covered Securities.
(a)For a period commencing on the date of the Transaction Agreement until 90 days after the Closing Date (the “Covered Period”), if the Company decides to issue Covered Securities during the Covered Period to any person or entity (each a “Covered Issuance”), subject to any required approval of the stockholders of the Company pursuant to the applicable rules and listing standards of the NYSE (which the Company will use commercially reasonable efforts to obtain), then, at least 10 business days prior to such Covered Issuance, the Company shall deliver to Purchaser an offer (the “Offer”) to issue such Covered Securities to Purchaser for the same consideration per unit of Covered Securities as is to be paid by the purchasers of the Covered Securities in the Covered Issuance that would result in an aggregate amount, on a pro forma basis after giving effect to the issuance of the Covered Securities, that would result in Purchaser maintaining beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of at least the percentage of the issued and outstanding Equity Securities that it beneficially owns immediately prior to the issuance of such Covered Securities on a fully-diluted and as-converted basis (which percentage, in the case of Covered Issuances to be consummated prior to the Closing (“Pre-Closing Covered Issuances”), shall be calculated at the Closing, after giving effect to the issuance to Purchaser of the Warrants and the Shares elected to be purchased by the Purchaser pursuant to Section 2.1(a) and the Transaction Agreement). Notwithstanding the foregoing, the Company in its discretion may voluntarily provide an Offer to Purchaser even if the foregoing conditions have not been satisfied. The Offer shall describe in reasonable detail the proposed Covered Issuance (including the cash purchase price or the fair market value of any non-cash consideration as reasonably determined by the Company’s board of directors, in each case, to be paid in the proposed Covered Issuance) and shall state the terms of the Purchaser’s right to purchase the relevant Covered Securities under this Section 4.6. The Offer shall remain open and irrevocable for a period (the “Offer Period”) ending the earlier of (1) 10 business days from the date of its delivery and (2) the last day of the Covered Period.
(b)With respect to each Covered Issuance, Purchaser shall have the right to purchase up to all of the Covered Securities offered in the Offer relating to such Covered Issuance, on the terms and conditions set forth in the Offer, at Purchaser’s option, (x) for cash equal to the fair market value of the consideration per unit to be paid in such Covered Issuance or (y) the consideration per unit to be paid in such Covered Issuance by delivering written notice of acceptance thereof to the Company during the Offer Period (which notice shall specify the consideration to be paid by Purchaser). The closing of the purchase of Covered Securities by Purchaser shall be held at the principal office of the Company at 9:00 a.m. local time on the later of (i) the closing date set forth in the Offer and (ii) the Closing or at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver the Covered Securities to Purchaser against payment of the purchase price therefor by Purchaser. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate to consummate such transactions.
(c)In the case of Covered Issuances that are not Pre-Closing Covered Issuances, if Purchaser does not or fails to elect to purchase such Covered Securities pursuant to this Section 4.6, the Company may sell such Covered Securities on terms and conditions that are no more favorable in the aggregate to the applicable purchaser than those set forth in the Offer. In the case of Pre-Closing Covered Issuances, the Company shall be permitted to sell the Covered Securities on terms and conditions that are no more favorable in the aggregate to the applicable purchaser than those set forth in the Offer, and if the Purchaser elects to purchase its portion of such Covered Issuance in accordance with this Section 4.6, then the Company shall issue such Covered Securities to Purchaser at the Closing in accordance with this Section 4.6. For the avoidance of doubt, nothing in this Section 4.6 shall prevent the Company from consummating any Covered Issuances prior to Closing so long as the Company complies with this Section 4.6.
(d)The election by Purchaser not to exercise its rights under this Section 4.6 in any one instance shall not affect its right during the Covered Period as to any future Covered Issuances under Section 4.6(a).
4.7 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to any press release as described in Section 4.3.
4.8 Capital Changes. If the Company undertakes a reverse or forward stock split, subdivision, distribution or reclassification of the Common Stock within the 90 day period immediately following the Closing Date, each reference in any Transaction Document (or Related Agreement) to a number of shares or a price per share issued hereunder shall be deemed to be amended to appropriately account for such event.
4.9 Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends.
4.10 Portfolio Manager Acknowledgement. Notwithstanding anything else in this Agreement, in the case of an entity that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representations, warranties, covenants and other agreements set forth herein shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
ARTICLE V.

MISCELLANEOUS
5.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of the Securities and any Warrant Shares upon the exercise of the Warrants to the Purchaser.
5.2 Waivers: The Company or the Purchaser may, by written notice to the other, waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and waive or modify performance of any of the obligations of the other hereunder. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
5.3 Entire Agreement; Amendment. This Agreement, including all documents, exhibits and schedules hereto, incorporated by reference herein, constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom enforcement of such amendment or waiver is sought.
5.4 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.
(a)If to Company:
Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
Attn: John Britti, Leah E. Hutton
E-Mail Address:

and a copy to:

Anna T. Pinedo
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Attn: Anna T. Pinedo, Esq.
Email Address:
(b)If to Purchaser:
c/o Oaktree Capital Management, L.P.
333 S. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn: Cary Kleinman, Scott Maddux and Dante Quazzo
E-Mail Address:
and a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Kenneth M. Schneider, Esq., Ellen Ching, Esq.
E-Mail Address:

5.5 Headings The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party to this Agreement may assign this Agreement or any rights or obligations hereunder without the prior written consent of each other party to this Agreement (other than by merger). Notwithstanding the foregoing, no prior written consent shall be required for the Purchaser to assign this Agreement or any rights or obligations hereunder to an affiliate. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.2 and this Section 5.6.
5.7 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK. WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT: (A) EACH PARTY GENERALLY AND UNCONDITIONALLY SUBMITS ITSELF AND ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF SUCH COURT; AND (B) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT HAS OR HEREAFTER MAY HAVE TO THE VENUE OF SUCH PROCEEDING, AS WELL AS ANY CLAIM IT HAS OR MAY HAVE THAT SUCH PROCEEDING IS IN AN INCONVENIENT FORUM.
5.8 Survival of Agreements and Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities and the payment therefor. All representations and warranties, made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities and the payment therefor.

5.9 Counterparts; Binding Effect. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective permitted successors and assigns. A signature on a copy of this Agreement received by either party by facsimile or portable document format (PDF) is binding upon the other party as an original. The parties shall treat a photocopy of such facsimile or PDF as a duplicate original. The parties agree that a secured electronic signature process is acceptable and binding. This Agreement may be executed by providing an electronic signature under the terms of the Electronic Signatures Act, 15 U.S.C. § 7001 et. seq., and may not be denied legal effect solely because it is in electronic form or permits the completion of the business transaction referenced herein electronically instead of in person.

5.10 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remainder of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement; provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

5.11 Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement. If there are any discrepancies between the Agreement and any of the Exhibits, the [Exhibits]4 shall prevail.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a party exercises a right, election, demand or option under a Transaction Document and the other party does not timely perform its related obligations within the periods therein provided, then such party may rescind or withdraw, in its sole discretion from time to time upon written notice to the such other party, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the Purchaser shall be required to return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such Warrant Shares and the restoration of the Purchaser’s right to acquire such Warrant Shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.
5.16 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

5.17 WAIVER OF TRIAL BY JURY. THE COMPANY AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.18 Certain terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
OCWEN FINANCIAL CORPORATION

By: _____________________________
    Name:
    Title:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Opps OCW Holdings, LLC

By: Oaktree Fund GP LLC
Its: Manager

By:  Oaktree Fund GP I, L.P.
Its: Managing Member

By:    _____________________
Name:    _____________________
Title:     Authorized Signatory

By:    _____________________
Name: _____________________
Title:     Authorized Signatory

Jurisdiction of Purchaser’s Executive Offices:

EIN:

ROF8 OCW MAV PT, LLC

By:    _____________________
Name:    _____________________
Title:     Authorized Signatory

By:    _____________________
Name: _____________________
Title:     Authorized Signatory

Jurisdiction of Purchaser’s Executive Offices:

EIN:

Signature Page to Securities Purchase Agreement
738583657.25

SCHEDULE 3.1(j)
REQUIRED FILINGS
Supplemental Listing Application with the New York Stock Exchange

EXHIBIT A
FORM OF WARRANT
[Filed Separately]
EXHIBIT B
FORM OF REGISTRATION RIGHTS AGREEMENT

[Filed Separately]
EXHIBIT C-1
FORM OF OPINION OF MAYER BROWN LLP
[Omitted]
EXHIBIT C-2
FORM OF OPINION OF COMPANY IN-HOUSE COUNSEL
[Omitted]